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EXHIBIT 10.7 EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND JULIE S. SCHECHTER


                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                   COMPASS INTERNATIONAL SERVICES CORPORATION

                                       AND

                                 JULIE SCHECHTER



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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of August 29, 1998 by and between Compass International Services Corporation, a Delaware corporation (the "Company") and Julie Schechter ("Employee").

                              PRELIMINARY RECITALS

         A. The Company, through its subsidiaries, is a provider of outsourced business services on a national basis focusing on direct mail and accounts receivable management services (the "Business").

         B. The Company desires to employ Employee, and Employee desires to be employed by the Company, all under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       EMPLOYMENT.

                  1.1 ENGAGEMENT OF EMPLOYEE. The Company agrees to employ Employee as General Counsel of the Company and Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

                  1.2 DUTIES AND POWERS. During the Employment Period (as defined herein), Employee will serve as the Company's General Counsel and will have such responsibilities, duties and authorities, and will render such services for the Company and its affiliates as the Company shall from time to time reasonably direct; provided, however, that such duties and responsibilities shall be commensurate with the position of General Counsel of the Company. Employee shall report to the Company's Chief Executive Officer. Employee agrees to serve the Company diligently and faithfully during the Employment Period and to devote Employee's best efforts, highest talents and skills and full time and attention to the furtherance and success of the Business.

                  1.3 EMPLOYMENT PERIOD. Employee's employment under this Agreement shall be for a period of three years beginning on September 1, 1998 (the "Initial Employment Period"). This Agreement shall automatically renew for successive one-year periods (each one-year period shall be referred to herein as a "Renewal Period") unless either the Company or Employee, as the case may be, provides written notice to the other party at least ninety (90) days prior to the termination of any such period,

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         stating its/her desire to terminate this Agreement. The Initial
         Employment Period and each successive Renewal Period shall be referred to herein together as the "Employment Period". Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to SECTIONS 1.4, 1.5 AND 1.6 below.

                  1.4 TERMINATION OF EMPLOYMENT FOR CAUSE, DEATH OR DISABILITY. The Company has the right to terminate Employee's employment under this Agreement, by notice to Employee in writing at any time, for Cause (as hereinafter defined), and such employment shall automatically terminate upon the death or the Disability (as hereinafter defined) of Employee.

                  "Cause," as used herein, means the occurrence of any of the following events:

                           (i) final non-appealable conviction of (A) a felony
                  or (B) any crime involving moral turpitude;

                           (ii) the willful failure of Employee to comply with
                  reasonable directions of the Company relating to Employee's central duties as General Counsel after (A) written notice is delivered to Employee describing such willful failure and (B) Employee has failed to cure or take substantial steps to cure such willful failure after a reasonable time period, as determined by the Company in its reasonable discretion (not to be less than 30 days);

                           (iii) any act by Employee in the course of her
                  employment constituting fraud or misappropriation of property of the Company or its affiliates;

                           (iv) a material breach by Employee of any of the
                  terms, conditions or covenants set forth in SECTIONS 3.2, 3.3,
                  3.4 OR 3.5 of this Agreement if (A) written notice is delivered to Employee describing such breach and (B) Employee has failed to cure or take substantial steps to cure such breach after a reasonable time period, as determined by the Company in its reasonable discretion (not to be less than 30 days).

                  Employee shall be deemed to have a "Disability" for purposes of this Agreement if she is unable to perform, by reason of physical or mental incapacity, her material duties or obligations under this Agreement, with or without reasonable accommodation, for a total period of 90 days in any 360-day period. The Company shall determine, according to the facts then available, whether and when the Disability of the Employee has occurred. Such determination shall not be arbitrary or unreasonable and the Company will, if possible, take into consideration the expert medical opinion of a

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         physician chosen by the Company, after such physician has completed an examination of Employee. Employee agrees to make herself available for such examination upon the reasonable request of the Company.

         1.5 TERMINATION OF EMPLOYMENT BY EMPLOYEE. Employee has the right to terminate her employment under this Agreement, by notice in writing to Employer, for any reason, including but not limited to Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as Employee has not been guilty of the conduct giving rise to the right to terminate Employee for Cause, (i) the failure to elect Employee to the office of General Counsel of the Company (or a comparable or superior office), the removal of Employee from such position or the assignment to Employee of any additional duties or responsibilities or a reduction in Employee's duties or responsibilities which, in either case, are inconsistent with the duties of General Counsel or an adverse change in the Employee's reporting lines; (ii) the Company's requiring Employee to be based at any office or location other than in the metropolitan New York City area or to work more than three days per week at a location other than Employee's home office, except for occasional travel reasonably required in the performance of Employee's duties;
         (iii) any decrease in the Employee's total compensation; (iv) a material breach of this Agreement by the Company if (A) written notice is delivered to the Company describing such breach and (B) the Company has failed to cure or take substantial steps to cure such breach after a reasonable period of time (not to exceed 30 days); and (v) the termination or amendment by the Company of any employee benefit plan in which the Employee is participating unless (A) the value of the remaining compensation and benefits offered to Employee (including any compensation and benefits offered in lieu of such plan) is not less than prior to such termination or amendment, and (B) such plan is terminated or amended as to all managerial employees of the Company.

         1.6 TERMINATION DATE. The termination of Employee's employment shall be effective on the Termination Date. The Termination Date shall be the later of (i) the date of service of notice pursuant to Section 6.6 hereof by either Employer or Employee of the termination of Employee's employment and (ii) the date Employee last performs service for the Company pursuant to this Agreement, except that upon the death or Disability of the Employee, the Termination Date shall be the date of death or the date a determination of Disability is made pursuant to
         Section 1.4 herein. The Employment Period shall terminate on the Termination Date.


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         2.       COMPENSATION AND BENEFITS.

                  2.1 SALARY. In consideration of Employee performing her duties under this Agreement during the Employment Period, the Company will pay Employee a base salary at a rate of $200,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. The Base Salary may be increased (but not decreased), from time to time during the Employment Period, as determined by the Company, in its sole discretion. If the Employment Period is terminated pursuant to SECTIONS 1.4 AND 1.5 above, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee.

                  2.2 BONUS. Employee shall be eligible to earn an annual bonus of up to 50% of Employee's Base Salary under the Company's incentive compensation policies for executive employees, based upon such factors as (i) the financial performance of the Company, and/or (ii) the achievement of personal performance goals. Such criteria shall be determined by the Company in its sole discretion (the "Bonus"). In addition, for the year ending December 31, 1998, the Company hereby agrees to pay Employee a bonus, pursuant to this section, which shall not be less than $50,000 (which amount shall not be prorated). All Bonuses awarded to Employee hereunder shall be payable in accordance with Company policy.

                  2.3      OBLIGATIONS AFTER TERMINATION OF EMPLOYMENT.

                           (a) If the Company shall terminate Employee's
                  employment during the Employment Period for any reason (other than for Cause pursuant to SECTION 1.4 of this Agreement), Employee shall be entitled to receive severance compensation equal to the sum of (A) continuance of her Base Salary for a period of one year from the Termination Date (the "Severance Period") and (B) her prorated bonus, as determined by the Company in its good faith judgment, for the portion of any fiscal year prior to the termination date ((A) and (B) collectively, the "Severance Benefits"). The Severance Benefits payable under (A) above shall be paid in equal installments on the Company's normal payroll payment dates occurring during the Severance Period.

                           If Employee shall voluntarily terminate her
                  employment for (i) Good Reason (as defined in Section 1.5) or
                  (ii) at any time within one year after a Change of Control (as defined below), Employee shall be entitled to receive the Severance Benefits.

                           The Executive shall have no duty to mitigate with
                  respect to any Severance Benefits by seeking or accepting other employment.

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                           Subject to the foregoing, upon termination or
                  expiration of this Agreement for any reason, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date (except payment of Employee's Base Salary and Bonus accrued through the date of termination or expiration), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under SECTIONS 3 AND 4 hereof at law or in equity); provided that if Employee's employment terminates by reason of Employee's death or disability, Employee or Employee's estate shall have the right to exercise Employee's stock options for a period of 12 months thereafter and all options shall be immediately exercisable.

                           (b) For purposes of this Agreement, a "Change of
                  Control" of the Company shall be deemed to have occurred on the first of any of the following:

                                    (i) The acquisition by any individual,
                           entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                           (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company other than in connection with the acquisition by the Company or its affiliates of a business, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and
                           (C) of subsection (iii) of this Section 2.3(b);

                                    (ii) Individuals who, as of the date hereof,
                           constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved



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                           by a vote of at least a majority of the directors
                           then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                                    (iii) Consummation of a reorganization,
                           merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 30% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement,


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                           or of the action of the Board, providing for such
                           Business Combination; or

                                    (iv) Approval by the shareholders of the
                           Company of a complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of clauses (A), (B) and (C) of Subsection (iii) of this Section 2.3(b), assuming for this purpose that such liquidation or dissolution was a Business Combination.

                           (c) For the avoidance of doubt, Severance Benefits
                  shall not be payable if Employee's employment is terminated by reason of her death or Disability, but shall continue to be payable during the Severance Period if her employment is terminated without Cause, for Good Reason or within one year after a Change of Control and she subsequently dies or becomes disabled.

                  2.4 BENEFITS, EXPENSES AND PENSION PLAN. During the Employment Period, the Company agrees to provide to Employee such fringe and other employee benefits as are generally provided, from time to time, to other senior officers of the Company, including without limitation vacation, health and insurance benefits, and the opportunity to participate in the Company's Employee Incentive Compensation Plan and the Employee Stock Purchase Plan. In addition to the foregoing, the Company hereby agrees to reimburse Employee for her reasonable out-of-pocket expenses related to the performance of her duties hereunder. The Company shall retain the right to discontinue or modify any employee benefit program at any time, subject to Section 1.5(v) hereof. The Company will reimburse Employee in accordance with Company policy for her normal out-of-pocket expenses incurred in the course of performing her duties hereunder.

                  2.5 OFFICE. Employee's office shall be located at the Company's offices in the metropolitan New York City area. Employee shall be entitled to work from her home office at least two days each work week. Company shall reimburse Employee for out-of-pocket expenses reasonably incurred in establishing a home office for the purpose of performing her duties hereunder, including the purchase of office furniture, computer equipment, software, telephone and facsimile equipment and office supplies, and maintaining that office.

                  2.6 OTHER. If the Initial Employment Period commences prior to September 16, 1998 and Employee's options to purchase stock of General Electric Company ("GE Options") are cancelled, then the Company agrees to pay Employee $15,000, which amount represents the gain Employee would have realized had she exercised her GE Options on September 16, 1998.



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         3.       COVENANTS.

                  3.1     EMPLOYEE'S ACKNOWLEDGMENT. Employee acknowledges that:

                          (i) the Company has made known its intention to be
                  engaged in the Business during the Employment Period and thereafter;

                           (ii) Employee will occupy a position of trust and
                  confidence with the Company after the date of this Agreement, and during the Employment Period and Employee's employment under this Agreement, Employee will become familiar with the Company's proprietary and confidential information concerning the Company and the Business;

                           (iii) the agreements and covenants contained in this
                  SECTION 3 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company's entering into this Agreement;

                           (iv) Employee's employment with the Company has
                  special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement; and

                           (v) Employee has means to support herself and her
                  dependents other than by engaging in the Business as conducted by the Company during the Restrictive Period, and the provisions of this SECTION 3 will not impair such ability.

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                  3.2 NON-COMPETE. Employee hereby agrees that during the
         Employment Period and through the period ending with the first anniversary of the last day of the Employment Period (collectively, the "RESTRICTIVE PERIOD"), she shall not (except on behalf of the Company during the Employment Period), for any reason whatsoever, directly or indirectly, whether individually or as an officer, director, shareholder, owner, partner, joint venturer, employee, independent contractor, consultant or advisor to or of any entity, or in any other capacity:

                           (i) engage, participate or invest in any business
                  that derives more than fifty percent (50%) of its revenues from the provision of outsourced business services on a national basis focusing on direct mail and accounts receivable management services anywhere in the United States of America (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in up to 5% of the outstanding stock of any competing corporation that is widely-traded and listed on a recognized national, international or regional securities exchange or traded in the U.S. over-the-counter market, but only if Employee is not actively involved in and does not render consulting services to the business of said corporation, and provided further that nothing contained herein shall be construed to prevent Employee from providing services to or otherwise working for or in a law firm or financial services company.

                           (ii) sell or provide any products or services that
                  are directly competitive to products or services sold or provided by the Business to, or solicit for the purpose of selling or providing such products or services to, any person or entity that was a customer of the Company at any time during the one-year period ending on the Termination Date or that was actively being solicited by the Company to become a customer of the Company at any time during such period,

                           (iii) solicit for employment or engagement, or
                  influence or induce to leave the Company's employment, or knowingly cause to be employed or engaged, any person who is employed or engaged by the Company in a managerial capacity on the Termination Date or during the Restrictive Period, unless such person has been out of the employ of the Company for at least 180 days; provided, that the Employee shall be permitted to solicit and hire any member of her immediate family, or

                           (iv) enter into, or call upon or request non-public
                  information for the purpose of entering into, an Acquisition Transaction with any entity with respect to which the Company has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal



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                  for, an Acquisition Transaction, within the six-month period immediately preceding the Termination Date.

                  For purposes of this Agreement, an "Acquisition Transaction" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination.

                  3.3 INTELLECTUAL PROPERTY RIGHTS. Employee will promptly communicate, disclose and transfer to the Company free of all encumbrances and restrictions (and will execute and deliver any papers and take any action at any time deemed reasonably necessary by the Company to further establish such transfer) all of Employee's right, title and interest in and to all ideas, discoveries, inventions and improvements relating to the Business created, originated, developed or conceived of by Employee solely or jointly with others during the term of Employee's employment hereunder, whether or not during normal working hours. Employee agrees that all right, title and interest in and to all such ideas, discoveries, inventions and improvements shall belong solely to the Company, whether or not they are protected or protectible under applicable patent, trademark, service mark, copyright or trade secret laws. Employee agrees that all work or other material containing or reflecting any such ideas, discoveries, inventions or improvements shall be deemed work made for hire as defined in Section 101 of the Copyright Act, 15 U.S.C.ss.101. Such transfer shall include all patent rights, copyrights, trademark and service mark rights, and trade secret rights (if any) to such ideas, discoveries, inventions and improvements in the United States and in all other countries. Employee further agrees, at the expense of the Company, to take all such reasonable actions and to execute and deliver all such assignments and other lawful papers relating to any aspect of the prosecution of such rights in the United States and all other countries as the Company may request at any time during the Employment Period or after termination thereof.

                  3.4 INTERFERENCE WITH RELATIONSHIPS. Other than in the performance of her duties hereunder, during the Restrictive Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity solicit or encourage any present or future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Company with respect to the Business.

                  3.5 CONFIDENTIAL INFORMATION. Except to the extent Employee reasonably deems it necessary in the performance of her duties hereunder, during the Restrictive Period and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, directly or indirectly furnish, make available or disclose to any third party or use for the benefit of herself or



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         any third party, any Confidential Information. As used in this
         Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including, but not limited to, information relating to financial statements, employees, customers, suppliers, pricing, marketing, equipment, programs, strategies, analyses, profit margins, or other proprietary information of or used by the Company or any subsidiary of Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

                  3.6 BLUE-PENCIL. If any court of competent jurisdiction shall at any time deem the Restrictive Period too lengthy or the Territory too extensive, the other provisions of this SECTION 3 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or territory to permissible duration or size.

                  3.7 RETURN OF COMPANY MATERIALS UPON TERMINATION. Employee acknowledges that all price lists, sales manuals, catalogs, binders, customer lists and other customer information, supplier lists and other supplier information, financial information, memoranda, correspondence and other records or documents including information stored on computer disks or in computer readable form, containing Confidential Information prepared by Employee or coming into Employee's possession by virtue of Employee's employment by the Company is and shall remain the property of the Company and that upon termination of Employee's employment hereunder, Employee shall return immediately to the Company all such items in Employee's possession, together with all copies thereof.

                  3.8 REMEDIES. Employee acknowledges and agrees that the covenants set forth in this SECTION 3 (collectively, the "RESTRICTIVE COVENANTS") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event Employee breaches any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event Employee breaches any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies



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         available to it for such breach or the threat of such a breach by
         Employee, including the recovery of any other damages which it is able to prove.

                  If the Company asserts a claim or brings an action against the Employee for violation of any covenant set forth in Section 3 and Employee prevails on such claim or in such action, the Company shall pay the attorneys' fees and costs reasonably incurred by Employee in connection with such claim or action.

                  3.9 COMPANY. For purposes of this SECTION 3, the term "Company" shall include the Company and its respective subsidiaries, affiliates, assignees and any successors in interest of the Company or its subsidiaries.

         4. EFFECT OF TERMINATION. If Employee or the Company should terminate Employee's employment for any reason, then, notwithstanding such termination, those provisions contained in SECTIONS 3, 4 AND 5 hereof shall remain in full force and effect.

         5. INCOME TAX TREATMENT. Employee and the Company acknowledge that it is the intention of the Company to deduct all amounts paid under SECTION 2 hereof as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that she will treat all such amounts as required pursuant to all applicable tax laws and regulations, and should she willfully fail to report such amounts as required, she will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

         6.       MISCELLANEOUS.

                  6.1 ASSIGNMENT. No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement (i) to any affiliate of the Company to which the Business of the Company is assigned at any time, any subsidiary or affiliate of the Company or any surviving entity following any merger or consolidation of any of those entities with any entity other than the Company or (ii) in connection with the sale of the Business by the Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto whether so expressed or not.

                  6.2 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement and all other agreements entered into by the parties hereto on the date hereof set forth the entire understanding of the parties, and supersede and preempt all

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         prior oral or written understandings and agreements, with respect to the subject matter hereof.

                  6.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  6.4 AMENDMENT; MODIFICATION. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

                  6.5 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.

                  6.6 NOTICES. All notices, demands or other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses indicated below:

                           (a)      If to Employee:

                           Julie Schechter, Esq.
                           23 Lounsbury Rd.
                           Ridgefield, Connecticut 06877


                           (b)      If to the Company:

                           Compass International Services Corporation
                           One Penn Plaza
                           Suite 4430

                           New York, New York  10119
                           Attention: Chief Executive Officer

                           with a copy to:

                           Katten Muchin & Zavis
                           525 West Monroe, Suite 1600
                           Chicago, IL 60661
                           Attention:  Howard S. Lanznar, Esq.

         or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission), (ii) three business days after the date of mailing if sent by certified or registered mail or (iii) one business day after date of delivery to the overnight courier if sent by overnight courier.

                  6.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

                  6.8 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

                  6.9 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                   COMPANY:

                   COMPASS INTERNATIONAL SERVICES CORPORATION

                   By:


                   Its:


                   EMPLOYEE:


                   Julie Schechter